UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________________________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

____________________________________________________________
MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
____________________________________________________________

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851
(Address of principal executive offices) (Zip Code)

(412) 442-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

The information contained in Item 3.02 of this report regarding the Registration Rights Agreement is incorporated by reference into this Item 1.01.

Item 3.02    Unregistered Sales of Equity Securities.

On September 22, 2020, Matthews International Corporation, a Pennsylvania corporation (the “Company”), entered into an agreement to contribute 668,000 authorized treasury shares (the “Shares”) of its Class A Common Stock, par value $1.00 per share (the “Common Stock”), to the Matthews International Corporation Employees Retirement Plan (the “Plan”) in an issuance meant to meet the requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Based on the closing price as reported on the Nasdaq Global Select Market on September 21, 2020, of $22.43 per share, the Shares would have had a value of approximately $15 million in the aggregate as of that date.

In connection with the contribution, on September 22, 2020, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Plan and the trustee of the Plan, only in its capacity as directed trustee, which is the directed trustee of a segregated account held under the Plan. Pursuant to Section 1.5 of the Registration Rights Agreement, the Registration Rights Agreement is intended for the benefit of the Plan, and as such if the Plan so directs, the Registration Rights Agreement provides, among other things, that the Company will file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 covering the Shares (the “Registration Statement”), to enable the trustee of the Plan, as directed trustee, to sell the Shares from time to time in the manner contemplated by the plan of distribution set forth in the Registration Statement, as amended by any prospectus supplement or post-effective amendment thereto. Under the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause such Registration Statement, to become effective as soon as reasonably possible after filing and to remain continuously effective until the earliest of: (i) the date on which all Registrable Shares are sold; (ii) the date on which all Registrable Shares may be sold by the Plan to the public in accordance with Rule 144 under the Securities Act or any successor rule thereto (as such rule may be amended from time to time, “Rule 144”) and when no conditions of Rule 144 or such successor rule are then applicable to the Plan (other than the holding period requirement in paragraph (d) of Rule 144, so long as such holding period requirement is satisfied at such time of determination); and (iii) the date which is ninety (90) days after the date on which the number of Registrable Shares held by the Plan is less than one percent (1%) of the shares of Common Stock then outstanding.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

The following are filed as exhibits to this report:

Exhibit Number	Description

10.1
Registration Rights Agreement, dated as of September 22, 2020, by and among Matthews International Corporation, the Matthews International Corporation Employees Retirement Plan and PNC Bank, National Association as trustee for the Matthews International Corporation Employees Retirement Plan, in its capacity of directed trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Steven F. Nicola

Steven F. Nicola
Chief Financial Officer and Secretary

Date: September 25, 2020